                                  41-60 Main Street
                                  PO Box 522652
                                  Flushing, NY  11352-0652
                                  Tel. 718.670.7669
                                  Fax 718.670.4370

                                  Howard C. Bluver
                                  Senior Vice President
                                  and General Counsel




                                GreenPoint (LOGO) Financial



                                  June 24, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                   GreenPoint Financial Corp.
               GreenPoint Bank 401(k) Savings Plan
               Registration Statement on Form S-8

Ladies and Gentlemen:

         I am a Senior Vice President and the General Counsel and Secretary of GreenPoint Financial Corp., a Delaware Corporation (the "Corporation"), and am rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Corporation together with an at present indeterminate amount of interests (the "Interests") in the GreenPoint Bank 401(k) Savings Plan (the "Plan"), which Shares and Interests may be acquired with contributions under the Plan.

         For purposes of this opinion, I, or attorneys under my supervision, have participated in the preparation of the registration statement on Form S-8 covering the above-referenced Shares and Interests (the "Registration Statement") and have examined applicable statutes, rules and regulations, originals or copies of the Certificate of Incorporation, and any amendments thereto, of the Corporation, the Bylaws of the Corporation, the Plan and such other documents, records and other materials as I have deemed relevant and necessary as a basis for this opinion. For purposes of this opinion, I have assumed the genuineness of all signatures on all documents, the authenticity of all documents submitted to me as original documents, and the completeness, and the conformity to original documents, of all documents submitted to me as copies thereof, and that all the representations of fact (other than those opined on below) expressed in or implied by such documents are accurate.

         On the basis of the foregoing, I am of the opinion that the Interests when issued pursuant to the terms of the Plan will be legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of my name under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                       Very truly yours,

                                       /s/Howard C. Bluver


                                       Howard C. Bluver
























                                2
00995003.AD3